                                                                    EXHIBIT 12.1


                                                                             Years ended December 31,
                                                            ---------------------------------------------------------------

                                                                1997        1998         1999        2000         2001
                                                            ---------------------------------------------------------------
OTHER DATA:
RATIO OF EARNINGS TO FIXED CHARGES:

Pre-tax income from continuing operations                        $61,389     $65,188      $48,453     $77,099     -$14,003
Income (Loss) from equity investments                              3,199         351         -337        -782         -964
Fixed Charges                                                     12,396      11,305       15,210      41,572       33,603
Amortization of capitalized interest                                   0           0            0          75          205
Capitalized interest                                                   0           0            0      -1,500       -1,100
                                                            ---------------------------------------------------------------
     Earnings                                                    $76,984     $76,844      $63,326    $116,464      $17,741
                                                            ===============================================================

Interest expense                                                 $12,396     $11,305      $15,210     $40,072      $32,503
Capitalized interest                                                   0           0            0       1,500        1,100
                                                            ---------------------------------------------------------------
     Fixed Charges                                               $12,396     $11,305      $15,210     $41,572      $33,603
                                                            ===============================================================

     Ratio                                                          6.21        6.80         4.16        2.80         0.53

PRO FORMA DATA:
RATIO OF TOTAL DEBT TO ADJUSTED EBITDA:

Revolving credit facility
Industrial development bonds
Capitalized leases and other debt
Senior notes


     Total pro forma debt


EBITDA
Plus Alexander City closing costs

     Adjusted EBITDA


     Ratio

RATIO OF ADJUSTED EBITDA TO INTEREST EXPENSE:

EBITDA
Plus Alexander City closing costs

     Adjusted EBITDA


Interest expense, net
Pro forma adjustment

     Pro forma interest expense


     Ratio

RATIO OF EARNINGS TO FIXED CHARGES:

Pre-tax income from continuing operations
Income (loss) from equity investments
Fixed charges
Amortization of capitalized interest
Capitalized interest

     Earnings


Interest expense
Capitalized interest
Pro forma adjustment

     Pro forma fixed charges


     Ratio


                                                                                                     Twelve
                                                                                                     months
                                                                            Three months              ended
                                                                          ended March 31,           March 31,
                                                                       -------------------------  -------------

                                                                           2001        2002           2002
                                                                       -------------------------  -------------
OTHER DATA:
RATIO OF EARNINGS TO FIXED CHARGES:

Pre-tax income from continuing operations                                     $1,944      $6,710        -$9,237
Income (Loss) from equity investments                                           -152        -175           -987
Fixed Charges                                                                  8,949       6,428         31,082
Amortization of capitalized interest                                              66         130            269
Capitalized interest                                                            -488           0           -612
                                                                        -------------------------  -------------
     Earnings                                                                $10,319     $13,093        $20,515
                                                                        =========================  =============

Interest expense                                                              $8,461      $6,428        $30,470
Capitalized interest                                                             488           0            612
                                                                        -------------------------  -------------
     Fixed Charges                                                            $8,949      $6,428        $31,082
                                                                        =========================  =============

     Ratio                                                                      1.15        2.04           0.66

PRO FORMA DATA:
RATIO OF TOTAL DEBT TO ADJUSTED EBITDA:

Revolving credit facility                                                                              $114,250
Industrial development bonds                                                                             40,550
Capitalized leases and other debt                                                                         2,391
Senior notes                                                                                            175,000
                                                                                                   -------------
     Total pro forma debt                                                                              $332,191
                                                                                                   =============

EBITDA                                                                                                  $75,422
Plus Alexander City closing costs                                                                        12,920
                                                                                                   -------------
     Adjusted EBITDA                                                                                    $88,342
                                                                                                   =============

     Ratio                                                                                                 3.76

RATIO OF ADJUSTED EBITDA TO INTEREST EXPENSE:

EBITDA                                                                                                  $75,422
Plus Alexander City closing costs                                                                        12,920
                                                                                                   -------------
     Adjusted EBITDA                                                                                    $88,342
                                                                                                   =============

Interest expense, net                                                                                   $29,464
Pro forma adjustment                                                                                      6,368
                                                                                                   -------------
     Pro forma interest expense                                                                         $35,832
                                                                                                   =============

     Ratio                                                                                                 2.47

RATIO OF EARNINGS TO FIXED CHARGES:

Pre-tax income from continuing operations                                                               -$9,237
Income (loss) from equity investments                                                                      -987
Fixed charges                                                                                            31,082
Amortization of capitalized interest                                                                        269
Capitalized interest                                                                                       -612
                                                                                                   -------------
     Earnings                                                                                           $20,515
                                                                                                   =============

Interest expense                                                                                        $30,470
Capitalized interest                                                                                        612
Pro forma adjustment                                                                                      6,368
                                                                                                   -------------
     Pro forma fixed charges                                                                            $37,450
                                                                                                   =============

     Ratio                                                                                                 0.55